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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                 (IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

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
                                                                                Year Ended June 30,
                                                  -------------------------------------------------------------------------------
                                                            1998                       1997                       1996
                                                  -------------------------  -------------------------  -------------------------
                                                  Shares   Amount    EPS     Shares   Amount     EPS    Shares   Amount     EPS
                                                  -------  --------  -------  -------  -------  -------  -------  -------  -------
Income (loss) from continuing operations                   $(17,836)                   $ 7,556                    $ 2,667
Less: Increase in warrants' value                                --                         --                      1,350
                                                           --------                    -------                    -------
INCOME (LOSS) FROM CONTINUING OPERATIONS
   ATTRIBUTABLE TO COMMON SHAREHOLDERS                     $(17,836)                   $ 7,556                    $ 1,317
                                                           ========                    =======                    =======
Net income (loss)                                          $(25,732)                   $ 7,104                    $ 2,382
Less: Increase in warrants' value                                --                         --                      1,350
                                                           --------                    -------                    -------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
   SHAREHOLDERS                                            $(25,732)                   $ 7,104                    $ 1,032
                                                           ========                    =======                    =======

Weighted Average Shares -- Basic
   Outstanding at beginning of period              13,435                     10,844                      7,282
   Weighted average shares issued pursuant to
      public offering                               2,942                      2,327                      1,601
   Weighted average shares issued upon
      warrant conversion                               --                         --                        296
   Weighted average shares issued in acquisition    1,768                         41                         --
   Weighted average shares issued for exercise of
      stock options                                    47                         22                         --
   Weighted average common shares issued pursuant
      to employee stock purchase plan                   3                         --                         --
   Weighted average shares issued during the
      period in exchange of subsidiary stock           --                         --                         20
   Weighted average shares issuable in connection
      with an acquisition                              --                         35                          8
                                                  -------                    -------                    -------
                                                   18,195                     13,269                      9,207
                                                  =======                    =======                    =======

Weighted Average Shares -- Diluted
   Basic from above                                18,195                     13,269                      9,207
   Effect of options                                   --                        289                        272
                                                  -------                    -------                    -------
                                                   18,195                     13,558                      9,479
                                                  =======                    =======                    =======

Earnings (loss) per share -- Basic
   Income (loss) from continuing operations                          $ (.98)                    $  .57                     $  .14
   Loss from discontinued operations                                   (.40)                      (.03)                      (.02)
   Extraordinary charge                                                (.03)                        --                       (.01)
                                                                    -------                    -------                    -------
   Earnings (loss) per share -- Basic                                $(1.41)                    $  .54                     $  .11
                                                                    =======                    ========                   =======

Earnings (loss) per share -- Diluted
   Income (loss) from continuing operations                          $ (.98)                    $  .55                     $  .14
   Loss from discontinued operations                                   (.40)                      (.03)                      (.02)
   Extraordinary charge                                                (.03)                        --                       (.01)
                                                                    -------                    -------                    -------
   Earnings (loss) per share -- Diluted                              $(1.41)                    $  .52                     $  .11
                                                                    =======                    ========                   =======
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